PagerDuty Announces Second Quarter Fiscal 2023 Financial Results

Second quarter revenue increased 34% year over year to $90.3 million
Second quarter GAAP operating loss of $37.9 million, non-GAAP operating loss of $3.4 million

SAN FRANCISCO – (BUSINESS WIRE) – September 1, 2022 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the second quarter of fiscal 2023, ended July 31, 2022.

“In the second quarter, we again exceeded our guidance ranges while extending our lead through innovations across PagerDuty's Operations Cloud,” said Jennifer Tejada, Chairperson and CEO at PagerDuty. “We continued to see strong demand across regions and verticals, where our immediate, high ROI is welcome by customers seeking to improve productivity and efficiency. As essential infrastructure for modern enterprises, trusted by developers and leadership alike to orchestrate and drive digital acceleration, cloud adoption, and DevOps transformation, we are especially well positioned in an uncertain macro environment. We remain confident in our ability to continue to execute well as we progress towards profitability.”

Second Quarter Fiscal 2023 Financial Highlights

•Revenue was $90.3 million, an increase of 33.6% year over year.
•GAAP operating loss was $37.9 million; GAAP operating margin of negative 42.0%.
•Non-GAAP operating loss was $3.4 million; non-GAAP operating margin of negative 3.7%.
•GAAP net loss per share attributable to PagerDuty, Inc. was $0.44; non-GAAP net loss per share attributable to PagerDuty, Inc. was $0.04.
•Operating cash flow was $2.8 million, with free cash flow of $1.0 million.
•Cash, cash equivalents and current investments were $470.8 million as of July 31, 2022.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Second Quarter and Recent Highlights

•Total paid customers of 15,174 as of July 31, 2022, compared to 14,169 in the year ago period.
•Customers with annual recurring revenue over $100,000 was 689 as of July 31, 2022, compared to 501 in the year ago period.
•Dollar-based net retention rate of 124% as of July 31, 2022, compared to 126% in the year ago period.
•International revenue was 23% of total revenue as of July 31, 2022, compared to 24% in the year ago period.
•Held 2022 Global Summit Series.
•Expanded international presence to Japan.
•Appointed Bill Losch to Board of Directors.
•Featured case study: Freedom Pay.
•Lands and Expands include: Booking Holdings, Lumen Technologies, Public Storage, Toyota and Zoom

Financial Outlook

For the third quarter of fiscal 2023, PagerDuty currently expects:

•Total revenue of $92.0 million - $94.0 million, representing a growth rate of 28% - 31% year over year
•Non-GAAP net loss per share attributable to PagerDuty, Inc. of $0.04 - $0.03 assuming approximately 89 million shares

For the full fiscal year 2023, PagerDuty currently expects:

•Total revenue of $365.0 million - $370.0 million, representing a growth rate of 30% - 31% year over year
•Non-GAAP net loss per share attributable to PagerDuty, Inc. of $0.12 - $0.10 assuming approximately 89 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share attributable to PagerDuty, Inc. to GAAP net loss per share attributable to PagerDuty, Inc. because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share attributable to PagerDuty, Inc. is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on September 1, 2022. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss attributable to PagerDuty, Inc., non-GAAP net loss per share attributable to PagerDuty, Inc., and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rate of the Convertible Senior Notes (the "Notes") was approximately 1.93%. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Acquisition-Related Income Tax Benefit: PagerDuty views acquisition-related income tax benefits as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such benefits can assist in the comparison of operational performance in different periods which may or may not include such benefits.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. PagerDuty defines non-GAAP net loss attributable to PagerDuty, Inc. (which is used in calculating non-GAAP net loss per share attributable to PagerDuty, Inc.) as GAAP net loss attributable to PagerDuty, Inc. excluding amortization of debt issuance costs and debt discount, stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and acquisition-related income tax benefits. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 17, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2022 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include Cisco, DocuSign, DoorDash, Electronic Arts, Genentech, Shopify, Zoom and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook. We’re also hiring, visit https://www.pagerduty.com/careers/ to learn more.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue	$90,253	$67,536	$175,624	$131,127
Cost of revenue(1)	18,367	11,976	34,083	22,394
Gross profit	71,886	55,560	141,541	108,733
Operating expenses:
Research and development(1)	34,014	22,909	65,303	43,508
Sales and marketing(1)	50,331	40,814	95,883	78,048
General and administrative(1)	25,429	20,294	50,700	36,872
Total operating expenses	109,774	84,017	211,886	158,428
Loss from operations	(37,888)	(28,457)	(70,345)	(49,695)
Interest income	830	783	1,378	1,601
Interest expense	(1,387)	(1,378)	(2,712)	(2,695)
Other expense, net	(364)	(586)	(1,154)	(1,202)
Loss before benefit from (provision for) income taxes	(38,809)	(29,638)	(72,833)	(51,991)
Benefit from (provision for) income taxes	210	(23)	1,414	(228)
Net loss	$(38,599)	$(29,661)	$(71,419)	$(52,219)
Net loss attributable to redeemable non-controlling interest	(100)	—	(100)	—
Net loss attributable to PagerDuty, Inc.	$(38,499)	$(29,661)	$(71,319)	$(52,219)
Net loss per share, basic and diluted, attributable to PagerDuty, Inc.	$(0.44)	$(0.35)	$(0.81)	$(0.63)
Weighted-average shares used in calculating net loss per share, basic and diluted	88,153	83,895	87,648	83,413
(1) Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cost of revenue	$1,787	$1,023	$3,011	$1,699
Research and development	10,567	5,607	19,242	10,047
Sales and marketing	8,148	4,401	14,529	8,355
General and administrative	9,623	5,445	18,252	9,987
Total	$30,125	$16,476	$55,034	$30,088

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of July 31, 2022	As of January 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$278,331	$349,785
Investments	192,464	193,571
Accounts receivable, net of allowance for credit losses of $1,727 and $1,809 as of July 31, 2022 and January 31, 2022, respectively	59,305	75,279
Deferred contract costs, current	17,397	16,672
Prepaid expenses and other current assets	12,087	9,777
Total current assets	559,584	645,084
Property and equipment, net	18,502	18,229
Deferred contract costs, non-current	26,211	26,159
Lease right-of-use assets	17,925	20,227
Goodwill	118,862	72,126
Intangible assets, net	42,658	23,133
Other assets	1,021	1,490
Total assets	$784,763	$806,448
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$6,600	$9,505
Accrued expenses and other current liabilities	18,268	13,640
Accrued compensation	28,857	35,327
Deferred revenue, current	166,501	162,881
Lease liabilities, current	5,838	5,637
Total current liabilities	226,064	226,990
Convertible senior notes, net	281,984	281,069
Deferred revenue, non-current	3,033	7,343
Lease liabilities, non-current	17,928	20,912
Other liabilities	3,671	3,159
Total liabilities	532,680	539,473
Redeemable non-controlling interest	1,811	—
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	672,126	616,467
Accumulated other comprehensive loss	(1,712)	(669)
Accumulated deficit	(420,142)	(348,823)
Total stockholders’ equity	250,272	266,975
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$784,763	$806,448

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss attributable to PagerDuty, Inc.	$(38,499)	$(29,661)	$(71,319)	$(52,219)
Net loss attributable to redeemable non-controlling interest	(100)	—	(100)	—
Net loss	(38,599)	(29,661)	(71,419)	(52,219)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,689	2,055	8,280	4,027
Amortization of deferred contract costs	4,791	3,562	9,256	6,812
Amortization of debt issuance costs	468	460	915	898
Stock-based compensation	30,125	16,476	55,034	30,088
Non-cash lease expense	1,157	1,112	2,302	2,209
Tax benefit related to release of valuation allowance	—	—	(1,330)	—
Other	56	892	1,810	1,695
Changes in operating assets and liabilities:
Accounts receivable	1,259	(10,892)	16,521	6,473
Deferred contract costs	(5,035)	(5,753)	(10,033)	(9,485)
Prepaid expenses and other assets	481	(1,189)	(1,510)	(2,762)
Accounts payable	(2,283)	2,743	(2,226)	1,179
Accrued expenses and other liabilities	3,877	1,441	3,243	3,373
Accrued compensation	1,020	581	(6,658)	(3,830)
Deferred revenue	2,225	7,946	(1,546)	4,030
Lease liabilities	(1,390)	(1,368)	(2,783)	(2,504)
Net cash provided by (used in) operating activities	2,841	(11,595)	(144)	(10,016)
Cash flows from investing activities
Purchases of property and equipment	(862)	(364)	(2,940)	(1,291)
Capitalization of internal-use software costs	(965)	(915)	(1,737)	(1,917)
Business acquisition, net of cash acquired	—	—	(66,262)	(160)
Asset acquisition	(1,845)	—	(1,845)	—
Purchases of available-for-sale investments	(53,783)	(38,572)	(95,468)	(116,103)
Proceeds from maturities of available-for-sale investments	54,760	49,146	95,200	116,150
Proceeds from sales of available-for-sale investments	—	27,380	—	27,380
Net cash (used in) provided by investing activities	(2,695)	36,675	(73,052)	24,059
Cash flows from financing activities
Investment from redeemable non-controlling interest holder	1,908	—	1,908	—
Proceeds from employee stock purchase plan	5,736	4,889	5,736	4,889
Proceeds from issuance of common stock upon exercise of stock options	2,974	4,596	6,560	7,430
Employee payroll taxes paid related to net share settlement of restricted stock units	(6,153)	(6,073)	(12,323)	(11,003)
Net cash provided by financing activities	4,465	3,412	1,881	1,316
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(139)	—	(139)	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,472	28,492	(71,454)	15,359
Cash, cash equivalents, and restricted cash at beginning of period	273,859	326,033	349,785	339,166
Cash, cash equivalents, and restricted cash at end of period	$278,331	$354,525	$278,331	$354,525

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$71,886	$55,560	$141,541	$108,733
Plus: Stock-based compensation	1,787	1,023	3,011	1,699
Plus: Employer taxes related to employee stock transactions	34	30	41	56
Plus: Amortization of acquired intangible assets	2,156	280	3,365	560
Non-GAAP gross profit	$75,863	$56,893	$147,958	$111,048
GAAP gross margin	79.6%	82.3%	80.6%	82.9%
Non-GAAP adjustments	4.5%	1.9%	3.6%	1.8%
Non-GAAP gross margin	84.1%	84.2%	84.2%	84.7%

Reconciliation of operating expenses
GAAP research and development	$34,014	$22,909	$65,303	$43,508
Less: Stock-based compensation	(10,567)	(5,607)	(19,242)	(10,047)
Less: Employer taxes related to employee stock transactions	(176)	(208)	(357)	(406)
Less: Acquisition-related expenses	(891)	(457)	(2,362)	(906)
Less: Amortization of acquired intangible assets	(116)	—	(116)	—
Non-GAAP research and development	$22,264	$16,637	$43,226	$32,149

GAAP sales and marketing	$50,331	$40,814	$95,883	$78,048
Less: Stock-based compensation	(8,148)	(4,401)	(14,529)	(8,355)
Less: Employer taxes related to employee stock transactions	(145)	(157)	(320)	(358)
Less: Amortization of acquired intangible assets	(660)	(595)	(1,293)	(1,190)
Non-GAAP sales and marketing	$41,378	$35,661	$79,741	$68,145

GAAP general and administrative	$25,429	$20,294	$50,700	$36,872
Less: Stock-based compensation	(9,623)	(5,445)	(18,252)	(9,987)
Less: Employer taxes related to employee stock transactions	(166)	(315)	(455)	(571)
Less: Acquisition-related expenses	(8)	2	(1,290)	(8)
Less: Amortization of acquired intangible assets	(29)	—	(29)	—
Non-GAAP general and administrative	$15,603	$14,536	$30,674	$26,306

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of operating loss and operating margin
GAAP operating loss	$(37,888)	$(28,457)	$(70,345)	$(49,695)
Plus: Stock-based compensation	30,125	16,476	55,034	30,088
Plus: Employer taxes related to employee stock transactions	521	710	1,173	1,391
Plus: Amortization of acquired intangible assets	2,961	875	4,803	1,750
Plus: Acquisition-related expenses	899	455	3,652	914
Non-GAAP operating loss	$(3,382)	$(9,941)	$(5,683)	$(15,552)
GAAP operating margin	(42.0)%	(42.1)%	(40.1)%	(37.9)%
Non-GAAP adjustments	38.3%	27.4%	36.9%	26.0%
Non-GAAP operating margin	(3.7)%	(14.7)%	(3.2)%	(11.9)%

Reconciliation of net loss
GAAP net loss attributable to PagerDuty, Inc.	$(38,499)	$(29,661)	$(71,319)	$(52,219)
Plus: Stock-based compensation	30,125	16,476	55,034	30,088
Plus: Employer taxes related to employee stock transactions	521	710	1,173	1,391
Plus: Amortization of debt discount	468	460	915	898
Plus: Amortization of acquired intangible assets	2,961	875	4,803	1,750
Plus: Acquisition-related expenses	899	455	3,652	914
Less: Tax benefit associated with acquisition	—	—	(1,330)	—
Non-GAAP net loss attributable to PagerDuty, Inc.	$(3,525)	$(10,685)	$(7,072)	$(17,178)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted, attributable to PagerDuty, Inc.	$(0.44)	$(0.35)	$(0.81)	$(0.63)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc.	0.40	0.23	0.73	0.42
Non-GAAP net loss per share, basic and diluted, attributable to PagerDuty, Inc.	$(0.04)	$(0.13)	$(0.08)	$(0.21)

Weighted-average shares used in calculating net loss per share, basic and diluted	88,153	83,895	87,648	83,413

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$2,841	$(11,595)	$(144)	$(10,016)
Less:
Purchases of property and equipment	(862)	(364)	(2,940)	(1,291)
Capitalization of internal-use software costs	(965)	(915)	(1,737)	(1,917)
Free cash flow	$1,014	$(12,874)	$(4,821)	$(13,224)
Net cash (used in) provided by investing activities	$(2,695)	$36,675	$(73,052)	$24,059
Net cash provided by financing activities	$4,465	$3,412	$1,881	$1,316
Free cash flow margin	1.1%	(19.1)%	(2.7)%	(10.1)%